Listing Report:Supplement No. 41 dated Aug 28, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 327437
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 20.52%	Starting monthly payment:	$260.15

Auction yield range:	14.23% - 19.00%	Estimated loss impact:	15.54%
Lender servicing fee:	1.00%	Estimated return:	3.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1996	Debt/Income ratio:	16%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	44	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,578	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	44%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	kbslim	Borrower's state:	Texas	Borrower's group:	Not Active
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	620-640 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	620-640 (Nov-2007) 560-580 (Apr-2007)
Principal balance:	$1,146.77	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Home Improvements-2nd Prosper Loan
About me:??? I am 32 years old and mother of 2 wonderful children ages?4 and 11. I married my high school sweet heart and we are going on our 12th Anniversary but have been together for 17 years and still going strong. My family makes me a better person.? I earned my Bachelors of Science degree while juggling a full-time job and family. In turn this opened many doors in my career; I have been employed for the past?4 years as a commercial property manager overseeing the daily operations of?3 mid-rise properties.

Purpose of Loan:?This is my 2nd loan at Prosper and I have?never been late or delinquent on my payments. The purpose of this loan request is to fix-up my home. Our house was built in the early 1950's and as you can imagine it is in dire need of some improvements. The improvements will include?energy efficient items such as a?new roof,?windows, doors and kitchenware. These upgrades will add value to?our home as well as provide a savings in our energy bills.

Monthly budget: Mortgage: $1,153; Insurance: $311; Utilities: $350; Phone, cable, internet: $200; Food, entertainment: $500; Clothing, household expenses: $150; Child care: $760;?Credit Cards and other loan payments: $400 Other expenses: $600 Prosper Loan: $137?Savings: $300 Total: $4,561

Monthly Income: $5,916 - $4,063= $1,355 total??

I still have $$$ to pay my Proper loan back!!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416111
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	23.50%	Starting borrower rate/APR:	24.50% / 25.92%	Starting monthly payment:	$157.98

Auction yield range:	11.23% - 23.50%	Estimated loss impact:	10.58%
Lender servicing fee:	1.00%	Estimated return:	12.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1994	Debt/Income ratio:	35%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$29,872	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	LiquidLilac2840	Borrower's state:	California	Borrower's group:	University of California and California State University
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	660-680 (Jan-2008) 620-640 (Oct-2007) 540-560 (Feb-2007)
Principal balance:	$3,733.23	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Paying off AMEX Blue
Purpose of loan:To pay in full my AMEX Blue card with?27% APR.?I still have a balance of $4,000. I kept paying minimum since it was only 3.99% APR. Since my goal was to pay down my debts, I paid more on my other debts with higher APRs. The Amex APR increased only this month.

I?am?still?good candidate for this loan?even though?I am now?a D.??Back in 2007, when I applied for my first Prosper?loan,?I was?an HR to a D?then to a?C in less than a year. Unfortunately, I am back?to a?D?as?I have a high utilization ratio. Early this year, I have been the only income in our household as my husband went back to school and took a part-time job. Needless to say I have to put most of my income to daily expenses and less on paying down debt. On top of that, we had to purchase a new car last January 2009 since our old car?broke down.I was approved for a Subaru Forester for about $19,500 [below invoice, standard model], 4.99% APR, 5 years from Subaru Financing.

Monthly net income: $ 3,150
Monthly expenses: $ 3,077-3,137

Breakdown of monthly expenses -
Housing: $?950
Car Insurance: $ 100??
Car Payment: $ 426
Car Expenses [gas, maintenance, etc.]: $60
Utilities: $?35-45??
Phone, cable, internet: $?150
Food, entertainment: $?200-250??
Clothing, household expenses $?150?
Credit Card with 27% APR: $ 160
Credit cards and other loans: $?500
Prosper Loan: $ 246
Other expenses: $ 100

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416981
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.38%	Starting borrower rate/APR:	13.38% / 15.53%	Starting monthly payment:	$355.71

Auction yield range:	4.23% - 12.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2000	Debt/Income ratio:	11%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$71,775	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	druryka2001	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making some Home Improvements
Purpose of loan:
This loan will be used to fund improvements to my existing home.

My financial situation:
I am a good candidate for this loan because of my current debt levels in comparison to my income?

Monthly net income: $ 6,600

Monthly expenses: $
??Housing: $ 1,300
??Insurance: $ 100
??Car expenses: $?200
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1850
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421923
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$520.21

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1996	Debt/Income ratio:	541%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	6 / 3	Employment status:	Retired
Now delinquent:	0	Total credit lines:	15	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$807	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	0
Screen name:	credit-cedar	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Searching for $11,500.00
Purpose of loan:
This loan will be used to?
Set aside for anytime use.
My financial situation:
I am a good candidate for this loan because?
My husband and i recieve fixed incomes and can easily make the monthly payments
Monthly net income: $
1,372.00 just myself not including my husbands
Monthly expenses: $
??Housing: $?Paid in full
??Insurance: $?
??Car expenses: $ 198.00
??Utilities:?
??Phone, cable, internet: $ 135.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 0.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421929
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$233.77

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1982	Debt/Income ratio:	22%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	22 / 22	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	60	Length of status:	16y 7m
Amount delinquent:	$0	Revolving credit balance:	$95,975	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	commerce-chairman	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off My Credit Cards
Purpose of loan:
This loan will be used to pay off my credit card debt.??My husband and I have been working hard towards this goal but?earlier this year our dog became sick.? The vet told us that she probably had a infected cyst that could be cured with drugs and two hospital stays.? Our dog did not improve so?it was recommended that the cyst had to be removed through an operation.? By this time, they stated that she did not have?cancer and if they operated they felt confident that they could remove the cyst and that she would be?ok.? We said ok but when they opened her up they found out that the cyst was a cancerous tumor that had invaded her pancreas and that we had three choices:? take out the tumor and apply chemotherapy, take out the tumor and hope that the cysts they had found on her liver were not cancerous, or not wake her up from surgery.? We chose the third option.? We lost our dog and we were?5000 dollars in debt.? So we are asking for a loan to?help us pay off this loan we made on our credit card, another credit card that we owe 1200.00 dollars on and some small bills.? ?

My financial situation:
I am a good candidate for this loan because I have the money to pay it off and I take by debt seriously.? I understand that if I am to get ahead financially I have to keep my credit card debt down so that I can put more money in the bank.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421941
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$267.17

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1997	Debt/Income ratio:	25%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$80,266	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	USCMBA010	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	720-740 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	700-720 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
Help me pay off my credit card debt

Purpose of loan: This loan will be used to payoff my Bank of America card. I have been a client of Bank of America for more than 15 years and never had a late payment, but recently received a letter increasing my credit card rate to 25%. I would like to pay off that debt in full and to lower my interest rate to a reasonable level.
My financial situation: I am a good candidate for this loan. No history of late payments and I paid in full my previous $10,000 Prosper loan. We have been home owners for the past 8 years and our current home loan is fixed at 5 1/2% for the remaining of the loan. I hold a Masters from USC and have a stable full time job. In addition, I have been working as an external consultant for the past couple of years and have a portfolio of recurring clients. My debt to income ratio will not change, since I will be using my loan to consolidate my credit card debt, and my current cash flow will continue to be the same. I have also taken cost cutting measures at home and we are practicing frugality in all our personal expenses. As a side note, both my wife and I are involved in community activities and are active members of the Big Brothers / Big Sisters program for the past 6 years. Thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421953
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1997	Debt/Income ratio:	3%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	24	Length of status:	2y 11m
Amount delinquent:	$8,903	Revolving credit balance:	$1,251	Occupation:	Professional
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	34%	Stated income:	$100,000+
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	Joelle23	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting A Business
Purpose of loan:
I am currently starting a business where we help people through the home buying process and also help people saving their home by means of loan modification and other resources.? We have received a great deal of support in what we are doing and the respose has been great.

My financial situation:
I am a good candidate for this loan because I have taken an aggressive stance in getting business started.? I am doing a nice deal of business on my own but now I am looking to hire some support.? Paying back this loan will not be a problem.? The business is coming in and right now my issue is hiring someone to handle along with me that has a nice amount credentials.

Monthly net income: $ 8,666

Monthly expenses: $?
??Lease: $ 900.00
??Insurance: $ 120.00
??Car expenses: $ 351.00
??Utilities: $ 225.00
??Phone, cable, internet: $ 114.00
??Food, entertainment: $?155.00
? Advertising $ 400.00
??Credit cards and other loans: $300.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421957
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.43%	Starting borrower rate/APR:	29.43% / 31.80%	Starting monthly payment:	$632.10

Auction yield range:	11.23% - 28.43%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1990	Debt/Income ratio:	55%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$25,353	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dedicated-greenback	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
My husband and I purchased our first home about seven years ago. We had been living in a three bedroom apartment with our two daughters for about five years when we discovered we were going to be parents again. After the birth of our third daughter it was apparent that we had outgrown our little apartment.

The first year in our house everything was perfect but perfect doesn?t last forever when you?re a homeowner and have three growing children. Life comes at you hard and fast! It seemed as though we kept having one problem after another. Living in the apartment was great when there was a problem because you could call maintenance and they would repair whatever the problem was. As a homeowner those problems are your own.

My husband and I both work full time but it doesn?t seem like there?s ever enough cash to take care of all the home related issues and pay for the things our children need. Life is always throwing some little unwanted surprise our way like the a/c going out, lawnmower being stolen or the chimney getting damaged during the hurricane and our homeowners insurance telling us there?s no damage. There are so many more examples I could give but I would be typing all night!

When my oldest daughter turned 17 we bought her an eighteen year old Toyota Celica as her first car. My husband bought the car without ever test driving it. Needless to say the car was a clunker! We wound up putting car repair after car repair on our credit cards. That $2,300 car cost me about $10,000 after it was all said and done. And despite all those repairs it still broke down again.The majority of our debt problems started when we bought that piece of junk car.

It seemed as though every time I turned around someone needed money for something and our money was running out. We turned to our credit cards to help with everyday needs and wants. I make all of my credit card payments on time but this last year most of the credit card companies decreased my line of credit and raised my interest rates even though I had never been late. I have closed several of the cards but still need to pay them off. My husband recently paid off one of his cards and we put a substantial dent in another. So that is a great start but I would love to pay off more sooner. The interest is outrageous and the debt is always on my mind!

If I could consolidate most of my credit cards in one payment and have that payment come out of my checking account once a month and be paid off in 36 months I think I would be able to breathe a little easier! I have good credit but I have a lot of credit and because of that it makes it hard for me to get a traditional loan. I?m hoping that someone can help me help myself to be debt free in 36 months.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421959
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,200.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$189.99

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1997	Debt/Income ratio:	75%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$633	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Alonso1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 93% )	620-640 (Latest)
Principal borrowed:	$12,000.00	< mo. late:	1 ( 7% )	740-760 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Buying a new economic car
Purpose of loan: To buy a smaller car. I currently have a truck and gas is getting too expensive. I am planning on buying a Honda Civic because they are good in?gas mileage.

My financial situation:
I am a good candidate for this loan because my son is going to help me pay for half of the loan I requested. I can trust him because he helped me pay off the loan I made with Prosper last year and it was a bigger loan.

Monthly net income: $ 1,400 and my son makes twice as much as me.

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 100
??Car expenses: $?0
??Utilities: $?200
??Phone, cable, internet: $?0
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 0
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421975
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.43%	Starting borrower rate/APR:	29.43% / 31.80%	Starting monthly payment:	$421.40

Auction yield range:	11.23% - 28.43%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-2003	Debt/Income ratio:	19%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	7y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,580	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	community-tycoon	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
remolding my grandpa's dream home
This loan will be used to remolding my home back in NEPAL. That is a very beautiful home my grand father made years ago. Now I have to put new roof, new floor, new windows and doors, and repaint it.

I am a permanent residence in USA holding a full time job in an Indian Restaurant as Executive Chef. I am working at the same place since march 2002. I make $40000 per year plus tips. I get my salary by monthly. So, there will be no problem to pay the installments .

I am married with two kids. My wife also works back there , so I don't have to pay for my wife and kids . I don't own a house . And I don't have to pay rent too, because my employer does that for me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421977
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$491.08

Auction yield range:	6.23% - 10.00%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	4.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1997	Debt/Income ratio:	42%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$40,842	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	jubilant-kindness	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card debt
Purpose of loan:
This loan will be used to pay off newly higher interest rate credit cards.

My financial situation:
I am a good candidate for this loan because my credit history is unblemished.? I have on had 1 late payment over my entire credit history and that was less than 30 days late.? Out of college I started my own business, and made the mistake of living off of credit cards.? I am now in a stable position and am working to pay off all of my debt.? Recently the credit cards have raised interest rates to almost double what they have been, at not fault of my own.? I appreciate any opportunity given.? Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421981
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	4.25%	Starting borrower rate/APR:	5.25% / 7.30%	Starting monthly payment:	$180.50

Auction yield range:	4.23% - 4.25%	Estimated loss impact:	2.09%
Lender servicing fee:	1.00%	Estimated return:	2.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	20 / 15	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	32	Length of status:	5y 0m
Amount delinquent:	$0	Revolving credit balance:	$117,806	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	backen	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	25 ( 100% )	780-800 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	720-740 (Apr-2008) 740-760 (Dec-2007) 760-780 (May-2007) 760-780 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Jetski purchase
Purpose of loan:
This loan will be used to purchase a new superjet and insurance.
I have negotiated a deal on a machine from a dealer with a 2009 unit located in the mid-west.? The MSRP is $7199
2009 Yamaha Superjet - $5899, manufacturer's freight - $250, dealer prep - $150, documentation - $45,4 year extended warranty?$599,? shipping?to my house?$350,?cover?$125,?flush kit?inst- $50,Total out the door - $7468

My financial situation:
I am a good candidate for this loan because I pay all of my debts, ALWAYS.? My previous loan on prosper should serve as proof of my excellent payment history.
I have the cash?but I can not mentally justify spending money from the sale of my primary residence?on a toy.
I have $1500 already saved for this machine.? I will pay this loan back in substantial payments over the next year and a half.
I will purchase insurance to cover theft or property damage.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421987
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1997	Debt/Income ratio:	32%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	12y 7m
Amount delinquent:	$1,200	Revolving credit balance:	$36,935	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	LaxStarr	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	640-660 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	1 ( 7% )	640-660 (May-2008)
Principal balance:	$2,358.19	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Engagement Ring/Wedding Costs
Purpose of loan:
I am hoping to acquire a loan to give me the financial backing to purchase an engagement ring for my girlfriend, and give me the rest of the money needed to put towards a very small, economical wedding for us.? Under my current financial plan, I can handle a monthly payment plan of less than or equal to $200 a month for 36months.

My financial situation:
A few years ago, I had a nasty separation and unfortunately I was stuck with the majority of the unnecessary debt created by my ex-wife and me.? While my revolving debt level remains high, I continue to work at paying down the debt with every extra penny I have.? I have never defaulted on any loan I've ever received, including the one I already have through generous prosper members, which I've never been late on.? I've been military for 12.5years now which should hopefully gives you the idea about my level of commitment.? I appreciate your time in looking over my loan request.

Monthly net income: $ 4800

Monthly expenses: $? 2990
??Housing: $510
??Insurance: $ 80
? Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421993
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$390.65

Auction yield range:	8.23% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1992	Debt/Income ratio:	47%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$18,995	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	cms2783	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	700-720 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	700-720 (Jan-2008)
Principal balance:	$5,580.02	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Paying Off Grad School Loan
Purpose of loan:
This loan will be used to pay off my grad school loan. Currently I have a varible loan and would like to make it fixed. ?

My financial situation:
I am a good candidate for this loan because I have another loan with prosper and I have never missed a payment. I have actually paid off more of the loan than the required monthly payments.

Monthly net income: $ 2600

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 40
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $?50
??Credit cards and other loans: $?750
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422001
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1992	Debt/Income ratio:	35%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	19 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$5,962	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	SMS1865	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 88% )	660-680 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 13% )	580-600 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Paying off HSBC Credit Card
Purpose of Loan
Loan will be used to pay off my Household Bank credit card with a current interest rate of 21.99%.? ?????

My Goals
My goal is to become?debt free in the next year so I can return to college and finish my degree.? Obtaining a college degree?has been a life?long dream of mine and?I'm asking for your help by?funding this loan?so I can achieve this goal.?

My Financial Situation:
I am a good candidate for this loan because I have a strong work history and a stable job.?

Monthly Net Income:? $2,640

Monthly Expenses:$1,978
? Housing:?$300??Insurance: $50???Car expenses: $532 ??Utilities: $0 (included in rent)???Phone, cable, internet:?$50??Food, entertainment: $150? Clothing, household expenses $50? Credit Card and other loans $846
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422007
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$233.77

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1987	Debt/Income ratio:	8%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$77,008	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	compassion-yoga	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high-interest credit cards
Purpose of loan:
This loan will be used to reduce balances on credit cards carrying high interest rates. I went through 18 months of unemployment and the credit cards got me through. Now I am in a position to refinance and pay down my debt.
My financial situation:
I am a good candidate for this loan because I have recently started a great job as an accountant. I will set up my payments to automatically come out of my checking account each month. The large amount showing for revolving credit is mostly a home equity loan at 5%.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422011
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1985	Debt/Income ratio:	25%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$29,437	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	admirable-truth2	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate and pay off high interest credit cards.? My ultimate goal is to become completely debt free??in the next three to five years with the exception of my home mortgage.
My financial situation:
I am a good candidate for this loan because I have retired from the United States military and have been?employed?as a Communciations Manager with steady income. I have been a salaried employee with yearly bonuses and recently a current promotion. My spouse lost her job in 2008 due to the economy?but we have continue to pay all bills and this consolidation will allow us to continue toward our goal of paying off all debt.

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $ 2746
??Insurance: $?
??Car expenses: $ 125
??Utilities: $ 315
??Phone, cable, internet: $ 323
??Food, entertainment: $?275
??Clothing, household expenses $
??Credit cards and other loans: $ 1546
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422017
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$879.74

Auction yield range:	17.23% - 18.00%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1988	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	15	Length of status:	11y 3m
Amount delinquent:	$4,041	Revolving credit balance:	$873	Occupation:	Construction
Public records last 12m / 10y:	1/ 6	Bankcard utilization:	8%	Stated income:	$0
Delinquencies in last 7y:	40	Homeownership:	No
Inquiries last 6m:	2
Screen name:	modman21r	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
money for business
Purpose of loan:
This loan will be used to buy commercial carpet cleaning equipment for a large contract?I have just recived. I have a contract to clean over 2.5 million sq. feet for carpet for the government in place.

My financial situation:
I am a good candidate for this loan because I only have one other payment at this time-$574 per month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422023
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-2001	Debt/Income ratio:	23%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$46,921	Occupation:	Professional
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	thankyou4thechance	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	680-700 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-640 (Jul-2008)
Principal balance:	$750.12	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Pay Off Debt & Fix Son's Teeth
Purpose of loan:
This loan will be used to? Pay off some credit card debt (including my current Prosper loan)?and pay my portion of my 12 year old son's braces, herbst appliance and other orthodontic work. I would like to get his braces done early while he is still young.
My financial situation:
I am a good candidate for this loan because? I have steady income and I have a good history with Prosper and I pay automactically from my checking account.?It is a win-win for everyone.

Monthly net income: $ 4500 (mine alone)

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 120
??Car expenses: $?800
??Utilities: $ 175
??Phone, cable, internet: $?125
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 200
??Other expenses: $ 150

Thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422035
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.57%	Starting monthly payment:	$59.64

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	3 / 2	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	11	Length of status:	3y 1m
Amount delinquent:	$7,493	Revolving credit balance:	$1,860	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	2
Screen name:	joyous-income	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Improve My Credit Score
Purpose of loan:
This loan will be used to help me improve my credit score by making monthly payments accurately and on time.??

My financial situation:
????I am a good candidate for this loan because I?am very dedicated to improving my life personally and professionally.?I am the owner of?a small business that is beginning to do well.
?????Unfortunately, I experienced a severe personal tragedy 5 years ago that led to 3 negatives?on my credit reports.?I am having touble getting a loan because of these 3 items. I am working on correcting these and having them removed from my credit reports. My recent Credit History shows that all of the accounts I have or had,?are in good standing.?My Experian Credit Report shows a Credit Card?from Chase Bank with a balance of $1800. This is not my credit card. I have contacted both Chase and Experian to have this removed from the report.
????I will make payments promptly to anyone who is willing to provide me this small loan. Thank you for your time and consideration.

Monthly net income: $ 3100

Monthly expenses: $
??Housing: $ 560
??Insurance: $ 80
??Car expenses: $ 100
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 50
??Credit cards and other loans:?I have no other loans at this time
??Other expenses:?$0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422041
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$429.74

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1983	Debt/Income ratio:	21%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,940	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	777moverandshaker	Borrower's state:	Maryland	Borrower's group:	HARD MONEY LOANS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	700-720 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	720-740 (Jul-2009) 640-660 (Sep-2008)
Principal balance:	$5,678.46	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Finish rehab of inherited property
Purpose of loan:
This loan will be used to?update kitchen cabinetry,?bathroom fixtures and paint for a 3-story, 2000 sq.ft., 5BR/2.5BA brick rowhouse in Reservoir?Hill.? I have been funding the renovations out-of pocket thus far. The project is 85% complete.?

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time every month, including my current Prosper loan.? I have a 720 credit score and have been a homeowner for 39 years.? I'm not sure?why I received the HR rating from Prosper, considering my excelllent payment history. I only had a 660 credit score when I got my first Prosper loan.? Strange, but maybe it is the economy.

I inherited this property from my aunt who passed away. I own it free and clear (no mortgage or liens) and it has an appraised ARV of $125,000.??There is more than enough equity in the property to cover the loan amount.? My daughter?has been rehabbing properties for 16 years and?is managing the project. My bank has approved me for a $50,000 line of credit once the renovations are complete.? They will not finalize the line of credit until the rehab is complete because we have already removed the old cabinetry and bathroom fixtures.? ?We just need to get to the finish line.

Monthly net income: $ 5850
Monthly expenses: $ 3200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422047
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$69.80

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1976	Debt/Income ratio:	32%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	4y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,313	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	0
Screen name:	movingirl	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	40 ( 93% )	680-700 (Latest)
Principal borrowed:	$5,200.00	< mo. late:	3 ( 7% )	660-680 (Jan-2008) 660-680 (Jul-2007)
Principal balance:	$2,190.03	1+ mo. late:	0 ( 0% )
Total payments billed:	43
Description
3rd Prosper Loan - Credit Cards
Purpose of loan: My FICO score is increasing, and my debt is decreasing - thanks to hard work and people at Prosper who have helped me make my debt more manageable. I plan to use this loan to pay on my existing credit card balances, and to help me with expenses until teaching paychecks start coming in again (mid-September). I will be substitute teaching this year and working in an after school program for at-risk students. It has been a slow road to financial recovery, but I am getting there. Thank you. Monthly expenses: Housing: $ 575.00
? Insurance: $50.00
? Car expenses: $ 50.00
?? Utilities: $100.00
?? Phone, cable, internet: $50.00 Food, entertainment: $ 200.00
?? Clothing, household expenses $40.00
?? Credit cards and other loans: $245.00
??Other expenses: $25.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422059
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 15.59%	Starting monthly payment:	$33.21

Auction yield range:	4.23% - 10.99%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-2000	Debt/Income ratio:	14%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	7y 6m
Amount delinquent:	$0	Revolving credit balance:	$37,469	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	SHG	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prosper Test Run
Purpose of loan:
This loan will be used to try out Prosper as a borrower.? I am also a Prosper lender.

My financial situation:
I am a good candidate for this loan because I have great credit history, payment history and have never filed for bankruptcy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422225
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	11.48%	Starting borrower rate/APR:	12.48% / 14.62%	Starting monthly payment:	$668.88

Auction yield range:	3.23% - 11.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1997	Debt/Income ratio:	24%
Credit score:	820-840 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,385	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	the-towering-transaction	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Eastside Yoga setup loan
Purpose of loan:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422237
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.80%	Starting borrower rate/APR:	32.80% / 36.23%	Starting monthly payment:	$178.24

Auction yield range:	14.23% - 31.80%	Estimated loss impact:	15.41%
Lender servicing fee:	1.00%	Estimated return:	15.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1997	Debt/Income ratio:	47%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	14	Length of status:	14y 3m
Amount delinquent:	$0	Revolving credit balance:	$16,457	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	openness-wizard	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Catch up on bills
Purpose of loan:
This loan will be used to?get caught up on?some of our?(wife nad I ) bills; mortgage, car loan and line of credit. We are doing this together which is the best?way to do this as a family.?

My financial situation:
I am a good candidate for this loan because?I have been empolyed full time for 15 consecutive years and a devout family man.?I pay my debts on time and willing to help other people. I?have been a home owner for more than 16 years now and I take pride in my house/neighborhood. My wife and I fell short on paying some of our bills because she was laid-off form work earlier this year. I used 85% of our savings to?maintain our household but we did fall behind on some?bills. The good news is my wife?has a new job and is working full time again. We still need some help with getting late bills paid current and are ready and willing to make payments toward this loan we are?trying to get. I have a lawsuit settlement that will be awarded to me in the next six months and I plane to pay off this loan with some of it. This loan will not put a strain on us financialy because my wife is working now. We are?mature responsible people and ready to get our household?in order. We're looking forward to doing this because we heard so many good things about this company and the understanding people who support it.

Monthly net income: $2,500 self +$1,700 wife=$4,200

Monthly expenses: $
??Housing: $ 1,000
??Insurance: $ 160.00
??Car expenses: $ 720.00
??Utilities: $ 450.00
??Phone, cable, internet: $ 150.00?
??Food, entertainment: $350.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $450.00?
??Other expenses: $ 260.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422279
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,900.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	32.33%	Starting borrower rate/APR:	33.33% / 35.76%	Starting monthly payment:	$261.35

Auction yield range:	11.23% - 32.33%	Estimated loss impact:	10.82%
Lender servicing fee:	1.00%	Estimated return:	21.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2002	Debt/Income ratio:	50%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,260	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	duck2006	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	720-740 (Jul-2009) 600-620 (Apr-2008)
Principal balance:	$3,065.42	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Perfect Payment History!
Purpose of loan:
This loan will be used to cover some short term expenses. I am still a full time assistant making a pretty good salary?annually but have incurred some?one-time fees to get my real estate license (Test fee, application fee, background check, classes, association fees, mls fees, lockbox key). I have had to put these expenses on a high rate credit card. With my license my income will grow?exponentially I will also be staying in the support staff position until I am making six figures.

My financial situation:
I am a good candidate for this loan because I just bought a house and have re filed my taxes to get the $8000 first time homebuyer tax credit. I also have an sale in escrow already after just a week of having my license. Scheduled to close 10/2/09. Please also notice that I have never missed a payment on my first prosper loan or any other line of credit ever! Also please notice my spouses income. Thank you for your consideration!

Monthly net income: $ 2800
Spouse Income $2450

Monthly expenses: $ 1430
??Housing: $ 549
??Insurance: $ 100
??Car expenses: $ Paid Off
??Utilities: $?40
??Phone, cable, internet: $ 65
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $?576
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422285
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1982	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	19	Length of status:	7y 10m
Amount delinquent:	$0	Revolving credit balance:	$878	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	MarcCL13	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	660-680 (Latest)
Principal borrowed:	$9,800.00	< mo. late:	0 ( 0% )	600-620 (Jul-2009) 700-720 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
Payoff Wedding and Consolidate Debt

Purpose of the Loan

This loan will be used to help pay off the expense of getting married, expanding my business, and consolidating my debt into one monthly payment.

My wife and I have been together for several years, and only just recently have been in a position to get married.

Since this was the first marriage for both of us I wanted the day to be special which it was and provide my wife with everything she had dreamed of ever since she was a little girl. Well, this caused the cost of the wedding to go over budget.

In the midst of this all, I am trying to pay-off the last of my student loans and trying to expand my growing business.

This loan will allow me to start a new life with my wife.

My Financial Situation

I am a great candidate for this loan because I own a stable and growing business. My business specializes in web design, and (seo) services.

This is my second Prosper Loan. I was able to pay off my previous loan of $9,000 in less than nine months.

Prosper has determined my credit score to be HR because of my current debt situation. I have loans and credit cards balances that are driving my credit score and credit worthiness down.

I have a credit score over 725 on all three credit reporting agencies. My current income is more than adequate to repay this loan in a timely fashion.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422291
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.48%	Starting borrower rate/APR:	11.48% / 13.60%	Starting monthly payment:	$263.73

Auction yield range:	3.23% - 10.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1989	Debt/Income ratio:	14%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	17 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$23,317	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	cozy-investment7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Machine for Business
Purpose of loan:
This loan will be used to purchase equipment for my company necessary to manufacture our products.? My wife and I are starting a small business to sell products over the internet as well as to certain retail chains.? My wife used to work as a buyer for a retailer and has good contacts within many of the headquarters of these companies.?

You're helping to fund the American Dream!

My financial situation:
I am a good candidate for this loan because I have a very stable job and my ability to repay is not dependent on any income produced by this new company.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422309
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-2007	Debt/Income ratio:	16%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$369	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	payment-investor9	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"need furniture for new home"
Purpose of loan:
This loan will be used to? furnishing my new home I just closed escrow on.

My financial situation:
I am a good candidate for this loan because?just closed escrow on a?new house and my credit is good.?

Monthly net income: $ 2,380

Monthly expenses: $ 1464
??Housing: $ 798????????
??Insurance: $ 50
??Car expenses: $ 319
??Utilities: $ 100
??Phone, cable, internet: $ 35
??Food, entertainment: $ 25
??Clothing, household expenses $ 75
??Credit cards and other loans: $?30
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422315
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 14.97%	Starting monthly payment:	$32.92

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-2000	Debt/Income ratio:	21%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	10 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,826	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	upbeat-duty	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Legal expense
Purpose of loan:
This loan will be used to pay a lawyers fee.

My financial situation:
I am a good candidate for this loan because I am employed full time as well as my wife, have great credit, and already have a monthly allotment set aside to repay the estimated loan.

Monthly net income: $ ~3800 ????

Monthly expenses: $
??Housing: $ Provided
??Insurance: $ ~100
??Car expenses: $ ~800
??Utilities: $ Provided ????
??Phone, cable, internet: $ 163
??Food, entertainment: $ 500
??Clothing, household expenses $ ~150 (on post housing fixes our house for free) ??
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422321
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$483.13

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1984	Debt/Income ratio:	40%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,334	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	5
Screen name:	innocent-credit	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my debts
Purpose of loan:
This loan will be used to?consolidate my debt?

My financial situation:
I am a good candidate for this loan because? I have worked for BCBSNC for going on 5 years and have always paid my debts

Monthly net income: $ 1500.00

Monthly expenses: $
??Housing: $
??Insurance: $?
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 70.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 675.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422327
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$497.60

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1992	Debt/Income ratio:	35%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	20 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	26y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,345	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	stoehr43	Borrower's state:	NewMexico	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	740-760 (Latest)
Principal borrowed:	$13,000.00	< mo. late:	0 ( 0% )	740-760 (Jul-2009) 720-740 (Apr-2009) 760-780 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
1st Prosper Loan Paid Off
Purpose of loan:
Need to pay my 401 (k) loan.??? Will then redo it so I can borrow additional money at a very low interest and pay off this prosper loan and some higher interest credit cards.??

My financial situation:
I am a good candidate for this loan because I always pay my bills.??? One time my sister had to take a loan out for me to live in a mobile home.??? I lived there for 3 years and faithfully paid the note.???? Then I bought a house and had to move the trailer to storage.??? I paid an additional 3 years on that trailer - the note and storage fee and my house payment.??? Then I sold the trailer.???? A lot of people would have walked away from the trailer payment if it wasn't in their name.??? I would never do that.?? I honor my commitments.

I had one prosper loan which I paid on time every time if not early.???

I have been at my job for 26 & 1/2 years.??? I'm very trust worthy.

Please help me get this loan and I promise you will get your money back.

Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422333
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 30.04%	Starting monthly payment:	$61.58

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1993	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	28	Length of status:	10y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	pfamcal	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Kid College, Car Repair, pay debt
Purpose of loan:
This loan will be used to? Help my oldest daughter get into college, car repair, and to pay off a debt.

My financial situation:
I am a good candidate for this loan because? I have been working in the same career field for over 30 years and have been with my current company for over 10 years.?

Monthly net income: $ 5510.00

Monthly expenses: $
??Housing: $ 1536.00
??Insurance: $ 250.00
??Car expenses: $ 350.00
??Utilities: $ 400.00
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422351
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1991	Debt/Income ratio:	32%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	21 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$29,814	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	dollar-dreamer9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Small Scale Bailout"
Purpose of loan:
To take a short vacation with my son who recently graduated from college and has joined the US Army. He will be leaving for basic training and then on to OCS. Also, I have a "payday" for $562.50 I'd?pay off.?

My financial situation:
I have a good job with a decent income. I had some expenses I needed to pay and took out a couple "payday loans" in anticipation of receiving a small settlement from my mother's estate, which was expected to close in July. It now appears it will be delayed for several more months. The payday loans have put me in a positiion where my expendable income is reduced. My credit score may be low due to the amount of obligations I have, but I've never had late payments on any of my accounts. My savings are primarily in my 401(k)?and I'm not eligible to draw on that at this time. I'm a good risk despite the system generated HR rating assigned to me. I'm a person of character and I honor my obligations, also you will be earning an excellent return on your investment.

Monthly net income: $ 4,700

Monthly expenses: $
??Housing: $ 1034
??Insurance: $ 80
??Car expenses: $ 334
??Utilities: $?70
??Phone, cable, internet: $ 120
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 1000
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$233.77

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1998	Debt/Income ratio:	29%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$8,362	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	d0t	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my car loan!
Purpose of loan:
This loan will be used to pay off my car loan.
I am in the process of selling my car, however, the price of the car is less than what I have left from the loan. I went to my bank and unfortunately they will not be able to help me out. Their loss is your gain!

My financial situation:
I am a good candidate for this loan because I have a good credit score. I am responsible and pay my bills on time and am accountable to my debt obligations.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 393594
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 35.84%	Starting monthly payment:	$217.13

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1984	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	13 / 11	Employment status:	Not employed
Now delinquent:	4	Total credit lines:	31	Length of status:	3y 10m
Amount delinquent:	$2,157	Revolving credit balance:	$7,197	Stated income:	Not employed
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	41%
Delinquencies in last 7y:	15	Homeownership:	No
Inquiries last 6m:	5
Screen name:	LiveLaughLove1999	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Build my Debt Snowball lower int rt
Purpose of loan:
This loan will be used to?
Consolidate bills- Debt snowball!
My financial situation:
I am a good candidate for this loan because?
I am very driven to live debt free!
Monthly net income: $
4500.00
Monthly expenses: $
??Housing: $ 1100.00
??Insurance: $ 200.00
??Car expenses: $ 550.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 320.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 403986
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-2002	Debt/Income ratio:	96%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$6,892	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	dcrboy	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
Consolidate debt into one payment and be out of debt in 3 yrs.
My financial situation:
I am currently starting a new job . I got behind a little bit and would like to consolidate my debt to bring my payments down.
Monthly net income: $
2500
Monthly expenses: $
??Housing: $820?
??Insurance: $ 110
??Car expenses: $ 250
??Utilities: $ 150
??Phone, cable, internet: $?50
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 700
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419384
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,999.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$906.66

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1984	Debt/Income ratio:	45%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	56	Length of status:	30y 9m
Amount delinquent:	$1,898	Revolving credit balance:	$21,973	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	123%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	drwhostl	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	680-700 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-700 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off most all of our remaining debt we have been working on paying off.

My financial situation:
I am a good candidate for this loan because I have had a previous loan from Prosper that was paid off early, earlier this year. We have always paid our debts on-time for many, many years. We ran into a bit of a snag last year when my wife becamed unemployed for several months. So we began using our savings to pay off most of our debt. Now we are trying to finalize this strategy by paying off what is left and consolidating into a Prosper loan so that it will finally be complete!

Monthly net income: $ 8000

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 375
??Car expenses: $ 100
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ to be paid off with this loan
??Other expenses: $ 450 car loan
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419964
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	19.12%	Starting borrower rate/APR:	20.12% / 22.36%	Starting monthly payment:	$74.45

Auction yield range:	8.23% - 19.12%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1998	Debt/Income ratio:	17%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$391	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	0
Screen name:	structure5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CPA Exam Classes
Purpose of loan:
Since abandoning a failing business in 2005, I have received a BS in accounting and subsequently paid off all my old business debts. The next step in my new career is getting a CPA license. I have passed two of the four required exams, but my new job is more demanding of my time and I am going to need to take two exam classes to condense the time spent studying. The history of the now paid?but for a while unpaid debts of a failed business?prevent me from putting substantial things on credit till more time passes. Hence, I am here to borrow enough to take said classes.

My financial situation in numbers:

Monthly net income after tax and deductions: $ $ 2,500

Total Monthly expenses: $ 2,200
??Housing: $ 1,000
??Insurance: $ 150
??Car loan: $ 450
??Utilities: $ 40
??Phone, cable, internet: $ 40
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421926
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$105.93

Auction yield range:	17.23% - 23.00%	Estimated loss impact:	26.32%
Lender servicing fee:	1.00%	Estimated return:	-3.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Aug-1995	Debt/Income ratio:	22%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	10	Total credit lines:	49	Length of status:	24y 8m
Amount delinquent:	$1,747	Revolving credit balance:	$1,208	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	pilot6739	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,800.00	< mo. late:	0 ( 0% )	560-580 (Mar-2008) 560-580 (Feb-2008) 560-580 (Dec-2007)
Principal balance:	$1,164.35	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
FINISH MY GARAGE BEFORE WINTER
Purpose of loan:
This loan will be used to? finish building my garage before winter

My financial situation:
I am a good candidate for this loan because?My prior prosper loan has been paid on time every month, now I am looking to pay off the first prosper loan ($1200) and use the remaining balance to finish building my garage, hopefuly at a lower interest rate now that I am established.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 385
??Insurance: $ 135
??Car expenses: $ 355
??Utilities: $ 170
??Phone, cable, internet: $ 90
??Food, entertainment: $ 325
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 55
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421938
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1994	Debt/Income ratio:	38%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$138	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	26	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	JB47	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Add A Room
Purpose of loan:
This loan will be used to?add a new bedroom for my oldest daughter she has been sharing a room with her little sister.? She is so excited to be getting her own room to decorate and put her stuff.? I love seeing her so happy.? Please accept my thanks in advance for helping my daughter's dream come true.

My financial situation:
I am a good candidate for this loan because I have a very good stable job making a great salary now and any thing that I have that happen before I got this job.? I not pay all my bills on time with no late payments.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421944
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.48%	Starting borrower rate/APR:	10.48% / 12.59%	Starting monthly payment:	$97.48

Auction yield range:	3.23% - 9.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1998	Debt/Income ratio:	9%
Credit score:	820-840 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$4,730	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	IrishASA	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New fence, sweet 16 party
Purpose of loan:
Several big events/home upgrades were need in the last?3 months?(new roof, new fence, sweet 16 for my step daughter), savings was able to cover most of it but I didn't want to dip into the emergency fund.? I have a balance of just over $3k @ 10.99%.? I'm hoping to lower that.
My financial situation:
I am a good candidate for this loan because I have good job and excellent credit as well as an emergency fund/retirement savings I can dip into if really needed.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421972
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,400.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$289.51

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1974	Debt/Income ratio:	61%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	31 / 28	Employment status:	Retired
Now delinquent:	0	Total credit lines:	47	Length of status:	9y 6m
Amount delinquent:	$0	Revolving credit balance:	$75,921	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	codyrun	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	13 ( 100% )	620-640 (Latest)
Principal borrowed:	$6,401.00	< mo. late:	0 ( 0% )	640-660 (Jul-2009) 620-640 (Oct-2008) 640-660 (Aug-2008) 640-660 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
consolidate credit cards
Purpose of loan:
This loan will be used to? Pay?off credit low end credit?cards for good, at which create a high monthly payment.

My financial situation:
I am a good candidate for this loan because? I pay my monthly?bills on time.But I rather pay the intrest to Prosper investors .Let me state that I have been a Prosper borrower and?lender since March 2006, and have payed off two other loans successfully,before time, as I plan to do on this loan.?I have never been late and have endorsed others to borrow with Prosper.?This loan will give me more than enough to pay back Prosper..$1050 minus $335 leaves $715.

Monthly net income: $ 2548, wife?monthly net 2250???

Monthly expenses: $
??Housing: $ 790
??Insurance: $80??Car expenses: $?70
??Utilities: $100??Phone, cable, internet:?80??Food, entertainment: $ 300,??Clothing, household expenses $?75, these are payed monthly by my wife.
??Credit cards and other loans: $ 1050
??Other expenses: 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421974
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	4	Total credit lines:	28	Length of status:	6y 7m
Amount delinquent:	$11,905	Revolving credit balance:	$879	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	55	Homeownership:	No
Inquiries last 6m:	3
Screen name:	spirited-value	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? negotiate and pay off 2 credit cards.

My financial situation:
I am a good candidate for this loan because? I can pay this easily from my income, but I need a lump sum to negotiate

Monthly net income: $ 5000

Monthly expenses: $ 2500
??Housing: $?800
??Insurance: $?100
??Car expenses: $ 250
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300?
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421978
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-2003	Debt/Income ratio:	28%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,692	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	vicenarian	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	7 ( 100% )	600-620 (Latest)
Principal borrowed:	$9,400.00	< mo. late:	0 ( 0% )	700-720 (Jul-2008) 620-640 (Apr-2008) 600-620 (Jul-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	7
Description
Consolidating Credit Card Debt
Purpose of loan:
I, like many others, have fallen into the trap of credit card debt. This was mostly the result of a failed entrepreneurial venture in buying and selling rare coins, the start-up costs of which I financed through debt. (I used a Prosper loan, now paid off, to initially back my venture, but unfortunately, I had to resort to credit cards for capital when my market dried up.) The business has been closed and I do not use my cards for living expenses. I am currently fully able to pay my credit card payments, but would like to consolidate the debt into one loan for simplicity and (hopefully) savings on interest.

My financial situation:
I am a good candidate for this loan because I am fully able to make the monthly payments out of my current salary. I have a solid job, where I get annual raises and quarterly bonuses. My credit rating is "HR" simply due to the large amount of credit card debt. If my loan is funded, I would pay those debts and would have no additional debt outstanding. My credit record is otherwise spotless - I always make payments on time and have no delinquent or bankruptcies. I am also in school studying to be an financial consultant, so hopefully my income will increase down the road. I also have about $10,000 in my 401(k), which could be tapped for income in a time of financial crisis.

Monthly net income: $2000

Monthly expenses:
? Housing: $ 630
? Insurance: $ 90
? Car expenses: $ 100
? Utilities: $ 0 (included in rent)
? Phone, cable, internet: $ 100
? Food, entertainment: $ 300
? Clothing, household expenses $ 400
? Credit cards and other loans: $0 (With this loan, I would have no other payments to make.)
? Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421984
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1989	Debt/Income ratio:	42%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	1 / 1	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	6y 6m
Amount delinquent:	$0	Revolving credit balance:	$314	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	cash-cupcake	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off an old debt
Purpose of loan:
This loan will be used to pay off an old debt.

My financial situation:
I am a good candidate for this loan because I have very little debt other than the debt I am looking to pay off with this loan.

Monthly net income: $ 1,172

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 10.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421990
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$452.10

Auction yield range:	17.23% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	12 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	31	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$34,100	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	mystical-yield	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Credit -Start 2nd Business
Purpose of loan:
This loan will be used to consolidate my high credit into 1 credit card with BofA at a 9.99% . From there I need the extra income to suppliment a new startup side business that deals with internet marketing. Ive been looking for a way to jump start a new business plan that will take me 3-6 months to develop that is directly related to internet marketing and ties into my design business. The money generated from this will suppliment my income 3Fold by years end. I need a quick investment to start this as well as consolidate all my credit cards into 1 loan to begin, that is why I am requesting the amount listed. I forsea paying the full amount back before 6 months if not sooner. Im talented in my craft and very knowledgable with my industry. You can visit my business website at Designwerksmedia.com .

My financial situation:
I am a good candidate for this loan because I have perfect credit history. I have never missed a payment in over 10 years with all my creditors, Never filed for BK and am very good with my money. I pay on time every time. I do not have the luxury of rich parents or friends so I work hard for my money an save what I can. I own my own design business that generates about $65,000 a year. I also have a part time job at another advertising firm in Sacramento CA that pays me $30,000 a year part time full benefits. I currently have about 10k in stocks. Ive been doing multimedia design, marketing, and print professionally for 8 years.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 140
??Car expenses: $ 50
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 800 Credit Cards $460 Car Payment
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421996
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,800.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$114.96

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1991	Debt/Income ratio:	70%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	50	Length of status:	18y 1m
Amount delinquent:	$0	Revolving credit balance:	$10,839	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	fund-tomahawk6	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college classes and book
Purpose of loan:
This loan will be used to? pay for my last year of college classes and books

My financial situation:
I am a good candidate for this loan because? I can repay the loan through an automatic withdrawal.? I didn't want to use my retirement funds in order to pay for my college classes.? The military is not paying for my schooling because of the program I used in order to attain my degree.? I will be graduating in December 2009 and was hoping to have this loan paid off by January 2010.? In December 2009 I will also be promoted to another rank, which means higher pay.? Because of my rank in the military I have to repay any loans due to security purposes, my status can't have any default in credit.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422002
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.58%	Starting borrower rate/APR:	22.58% / 24.85%	Starting monthly payment:	$962.28

Auction yield range:	8.23% - 21.58%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	840-860 (Aug-2009)	Current / open credit lines:	16 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	34	Length of status:	20y 2m
Amount delinquent:	$0	Revolving credit balance:	$6,509	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	10%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	joyful-durability	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Craft City-The Next Big Thing
Hello. I am starting up a ground breaking new business in the state of Washington called Craft City. It is an edgy new craft store concept and public support is overwhelmingly positive! Conventional banks are NOT interested in loaning money even to people like me with perfect credit.

I am a good candidate for this loan because I have excellent credit and this business, once the doors open, is going to take off. It will soon be nationwide, I am sure of it. Thank you for time and consideration.

Warmest regards.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422010
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1985	Debt/Income ratio:	65%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	34	Length of status:	7y 10m
Amount delinquent:	$1,246	Revolving credit balance:	$21,337	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	fund-turbine	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 90% )	640-660 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	1 ( 10% )	640-660 (Aug-2008)
Principal balance:	$2,935.20	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
help pay for tuition/ books
Purpose of loan:
To help pay for books/ tuition for me and my dayghter?

My financial situation:
I am a good candidate for this loan because? I try to pay my accounts on time. I was recently divorced and fell alittle behind on a loan I cosigned for my ex husband while still trying to meet my financial obligation and taking care of? two children.?I have a daughter in college who needs books and I am trying also too attend school to get my Bachelor degree.So I?can get a promotion on my present job. I am getting very little help from?the ex.? I know I have to do something so I can?regain? my financial independence. I cannot pay for?classes/ books for myself and daughter?. I need a little help.

Monthly net income: $ 55,000

Monthly expenses: $
??Housing: $ 1055
??Insurance: $409
??Car expenses: $ 60.amonth for gas
??Utilities: $ 200
??Phone, cable, internet: $ 250
??Food, entertainment: $ 200
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 500
??Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422014
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.10%	Starting monthly payment:	$43.38

Auction yield range:	8.23% - 17.00%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1990	Debt/Income ratio:	20%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	19 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$6,727	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	golden-bonus	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit cards
Purpose of loan:
This loan will be used?to pay down a high interest rate credit cards.

My financial situation:
I am a good candidate for this loan because I have been consistantly on-time with all my payments on my mortgage, credit cards and current auto loan.

Monthly net income: $ 3300

Monthly expenses: $ 2366
??Housing: $ 1182
??Insurance: $ 109
??Car expenses: $?100
??Utilities: $ 160
??Phone, cable, internet: $ 70
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $?545
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422016
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	33.95%	Starting borrower rate/APR:	34.95% / 37.40%	Starting monthly payment:	$180.83

Auction yield range:	17.23% - 33.95%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1995	Debt/Income ratio:	49%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	22 / 20	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	41	Length of status:	2y 11m
Amount delinquent:	$3,108	Revolving credit balance:	$29,868	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	dbinnc	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	660-680 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008)
Principal balance:	$2,971.52	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying off credit cards
Purpose of loan:
Debt consolidation of 6 credit cards.?

My financial situation:
I am a good candidate for this loan because I have never been late on any of my credit cards or loans.
I have?been employeed as an engineer since graduating college with a BS in Engineering and Management in 1988..
I?have 20 years of solid work history, with no periods of unemployment.

Monthly net income: $ 6500 Gilbarco.

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 100????
??Car expenses: $ 800
??Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 700
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422032
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.61%	Starting borrower rate/APR:	24.61% / 26.91%	Starting monthly payment:	$98.88

Auction yield range:	8.23% - 23.61%	Estimated loss impact:	9.06%
Lender servicing fee:	1.00%	Estimated return:	14.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	kinespirit	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal fitness studio expansion
Purpose of loan:
This loan will be used to better market and expand the fintess studios I?own with my business partner. The studio brand name is Kinespirit, We?own and operate two studios in the New York City area specializing in Gyrotonic exercise and Pilates. Our customer service focus as well as committment to client goals and achievement have made us a premier studio destination for mind and body fitness in New York City. We plan to use the proceeds of this loan?for two main efforts:

1) Increase our marketing efforts in order to increase our client base.
2) Begin to expand our retail offerings, including starting to create our own line of high margin Pilates DVD, media, and products

My financial situation:
We are great candidates for a loan because our businesses are in fact profitable on a total of over 800k in revenue a year - even in this down economy.?Both my business partner and I have credit scores over 740. We have proudly never missed any kind of payment or obligation since our business opened its doors in September of 2006. In addition, we are both home owners.

In addition, my family is?a 2 income household with no kids. We have a combined income well above $100,000+.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422038
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$285.78

Auction yield range:	14.23% - 26.00%	Estimated loss impact:	15.88%
Lender servicing fee:	1.00%	Estimated return:	10.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1990	Debt/Income ratio:	40%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	21 / 20	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	50	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$51,644	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	akittelson	Borrower's state:	California	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	600-620 (Latest)
Principal borrowed:	$7,200.00	< mo. late:	0 ( 0% )	580-600 (Feb-2008) 620-640 (Mar-2007) 600-620 (Mar-2007)
Principal balance:	$2,363.86	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
Consolidate High Interest Debt
I would like to pay off my higher interest credit card so that I have more money monthly?to?invest in my publishing/writing business.

Currently I have a Wescom credit card with approximately $8,000 on it.? Because the interest rate is high, much of my monthly payments go toward interest and not toward principal. I have called the bank to ask them to lower my interest rate, but they have not.?

I would love to use a Prosper loan to pay off my Wescom card because then I will?have paid it off in three years, and?also because then private investors like you will be able to reap the rewards.

I have no blemishes on my credit ? not a single 30-day late or anything like that.

I have been a great Prosper customer. I have one paid loan and?another current loan.

As my credit continues to improve and my income rises and my writing efforts pay off, I would love to take advantage of this momentum and spend the saved interest on marketing my creative wares in the following ways:

I would like to establish a more sophisticated Web presence, work on search engine optimization, buy more ISBN numbers. I would also love to be able to see not just my ESL book inch its way closer to market, but all of my other?books as well.

I teach high school English. I work overtime during the school year and also during summer in order to keep my income levels high. I also coach actors.

Additionally, I?write a regular column for examiner.com.

My monthly gross is $8,377. My monthly expenditures are?approximately $6,000 ??some of which is high interest, revolving debt?repayment that I am working on both whittling down and turning into short-term installment loans.

By?refinancing just this one credit card, I will have approximately $285 per month?that I may?spend on the following: Web site development,?Search engine optimization, ISBN?s, other higher interest debt and more time to market my writing via Twitter, Digg, Stumbleupon,?etc.

Importantly, I will have the peace of mind knowing that I will be paying it?off in?three years.

Feel free to affirm my creative potential by visiting:

My classroom Web site: http://www.webstaclecourse.com

And my comedy column: http://www.examiner.com/x-6002-LA-Comedy-Examiner

I appreciate your consideration. Hopefully you can see from my credit history, my Prosper accounts, my perseverance and my potential that I am a good bet.

Monthly expenses: $ 5965
??Housing: $ 1695
??Car/insurance/maintenance/gas expenses: $?650
??Utilities: $?60
??Phone, cable, internet: $ 120
??Food, entertainment: $?440
??School supplies, household expenses $?180
??Credit cards and other loans 2700
? Charity 120
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422044
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1998	Debt/Income ratio:	40%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	6y 0m
Amount delinquent:	$0	Revolving credit balance:	$15,031	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$1-$24,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	diligent-listing	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping daughter to pay her bills
Purpose of loan:
This loan will be used to?
Help my daughter pay her bills and moving expenses. She resently moved to Missouri from Okla and I am trying to help her out with rent and finding a Job
My financial situation:
I am a good candidate for this loan because?I have learned my lesson of paying my bills in the past. I am married to a wonderful man now that can support me and help me pay my bills?

Monthly net income: $ 12,806
Monthly expenses: $
??Housing: $1237
??Insurance: $71.00
??Car expenses: $?60.00
??Utilities: $ 177.00
??Phone, cable, internet: $ 161.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422062
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1999	Debt/Income ratio:	8%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	17 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,434	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	16
Screen name:	green-chairman	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A good investment
Purpose of loan:
This loan will be used to make upgrades and remodel my family's Thai restaurant in Los Angeles. We have owned the restaurant for almost 10 years now. We pull in about $1200 a day before expenses and I think that an update to the design and interior will help us to attract more customers.

My financial situation:
I am a good candidate for this loan because the loan proceeds will be an investment in a solid and proven business. I don't know why Prosper is showing my credit score as 660. I checked only a couple weeks ago and all 3 credit agencies were reporting it as above 720.

Monthly net income: $ 3500

Monthly expenses: $ 1250
??Housing: $ 600
??Insurance: $ 50
??Car expenses: $ 100
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422288
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	27.18%	Starting borrower rate/APR:	28.18% / 30.53%	Starting monthly payment:	$248.77

Auction yield range:	8.23% - 27.18%	Estimated loss impact:	9.15%
Lender servicing fee:	1.00%	Estimated return:	18.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	5 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	18	Length of status:	42y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,636	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	7%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	invincible-platinum	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping son through a rough patch
Purpose of loan:
This loan is going to be used to help my son through a rough patch in his life.? He couldn't find work when he and his wife moved back to our hometown to be closer to their family, and it ate into all of their savings.? He and his wife have both been able to find work, but, got behind on some bills during the process.? I'm going to use the loan proceeds to help them get caught up.? He is going to pay this loan off, and I have faith that he will make all payments?on time, if he's unable to, then I have the resources to make all the monthly?payments.? I took out a $17,000?auto loan for him back in 2004 because I was able to get a lower interest rate, and he and his wife made every payment on time, and actually paid the 6 year loan off in 3 years.? I believe he will do the same this time, and I want to help him.

My financial situation:
I am a good candidate for this loan because if you look at my credit rating, I have very little debt, and I have never missed a payment.? I have always made payments on time or early.? My credit report will show this fact.? I currently do not have any bills other then living expenses, and I receive approximately $2000 per month from my business, which I have owned since 1976 (started profession in 1966), and approximately $400 per month from social security.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$906.70

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1997	Debt/Income ratio:	28%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	25	Length of status:	3y 9m
Amount delinquent:	$14,610	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	smart-return1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying hi-income investment prop
Purpose of loan:
This loan will be used to?
buy investment property w/ high rate of return
My financial situation:
I am a good candidate for this loan because?
only 50% of the investment property income will go toward expenses...buy for $200K,?rent income is $3200 per month
Monthly net income: $
$8000, but not all from my paycheck
Monthly expenses: $
??Housing: $ 3500
??Insurance: $ 120
??Car expenses: $ 175
??Utilities: $ 400
??Phone, cable, internet: $ 380
??Food, entertainment: $ 1000
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $ 205 transportation to work
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422324
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	17.49%	Starting borrower rate/APR:	18.49% / 20.71%	Starting monthly payment:	$545.98

Auction yield range:	6.23% - 17.49%	Estimated loss impact:	5.31%
Lender servicing fee:	1.00%	Estimated return:	12.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1996	Debt/Income ratio:	13%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$14,447	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	return-pillow	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing the roof on our house
Purpose of loan:
This loan will be used to? replace the roof of our house.
My financial situation:
I am a good candidate for this loan because? I am a responsible individual who re-pays my debts.? i do not make late payments, have a good credit history, and high income.? I plan on paying off this loan within 6 months.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422330
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,100.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 11.23%	Starting monthly payment:	$66.91

Auction yield range:	3.23% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1986	Debt/Income ratio:	12%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$14,010	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	thryn	Borrower's state:	Missouri	Borrower's group:	GOT ZIP SUBSCRIBERS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	26 ( 100% )	760-780 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	760-780 (May-2008) 760-780 (May-2006) 720-740 (May-2006)
Principal balance:	$1,063.45	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Paying off higher rate credit card
I have a couple of credit cards that I would like to consolidate into a lower interest rate and get paid off within the next 3 years.

I have never been unemployed for over 19 years and am currently working for a very stable employer.
I pay all my bills on time and just want to get rid of all my debt within the next 4 years and am starting with credit cards.
Lowering my interest rate will help me achieve this sooner.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422336
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$636.77

Auction yield range:	17.23% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Mar-1998	Debt/Income ratio:	28%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	6y 11m
Amount delinquent:	$0	Revolving credit balance:	$11,681	Occupation:	Fireman
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	tolerant-velocity	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The Knit Shop
Purpose of loan:
This loan will be used to? I want me and my wife to open a Yarn and Knit shop in our area.

My financial situation:
I am a good candidate for this loan because? My wife has the desire and the knowledge to do a yarn shop as she works a Micheals.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 748????
??Insurance: $ 150
??Car expenses: $ 820
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422342
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1985	Debt/Income ratio:	37%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	24y 1m
Amount delinquent:	$0	Revolving credit balance:	$117,578	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	diligent-basis	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Plumbing Repairs
Purpose of loan:
This loan will be used to?
Remodel our Bathroom
I am a good candidate for this loan because?
I am a Truck Driver and I have been with the same company for 24 years.? I have lived in the same place for 24 years. My?wife also contributes her income.? I have always paid my bills and have never been late on a payment.? Most of the revolving credit is from a home equity line of credit (75%) we took out when my son was young to pay medical bills.???My Son?just graduated from high school and we just spent money on enrolling him in Tech. School, now?we find?there is a?need to remodel our bathroom.? It has mold and there are things that need to be ripped out and the plumbing repaired.? I will be doing most of the work myself along with a plumber friend, saving us thousands of dollars?.? Making the prosper payment will not be a problem we have a? second income my wife brings in.??I will also have my payments? automatically deducted through my bank account.?I also have a 401K?(with over 100K) I can tap into if the need arises.? I would appreciate any help and bids I can get.? Any questions are welcomed and I can verify Income and 401K if need be. Thanks?
My financial situation:
Monthly net income: $ 3,500
Wife's Income 2,000
Monthly expenses: $
??Housing: $ 450,00
??Insurance: $???200.00?
Car expenses: $ 100.00
??Utilities: $ 125.00
??Phone, cable, internet: $ 110.00
??Food, entertainment: $?400.00
??Clothing, household expenses $
??Credit cards and other loans: $ 1300
??Other expenses: $ 200.00????
Information in the Description is not verified.